Investor Fact Sheet
Ticker Symbol: NASDAQ: CEMI
www.chembio.com

Business Summary & Investment Highlights
Chembio Diagnostics, Inc., (Chembio), through its wholly-owned subsidiary Chembio Diagnostic Systems, Inc. develops, manufactures, licenses and markets point-of-care testing (POCT) products.  Chembio created and patented a new revolutionary technology called Dual Path Platform (DPP®). The technology is addressing critical market requirements in the infectious diseases testing market and other growing markets. Products under development, both OEM and branded, are anticipated to create significant new revenue streams that will add to Chembio's core business of rapid HIV tests.
•	Ten Consecutive Years of Double Digit Revenue Growth and Five Consecutive Years of Profitability.
•	Strategy is to create core business of public health products to be complemented by OEM and selected out-licensing opportunities.
•	Robust pipeline of POCT products for infectious diseases based on Chembio's patented DPP® technology.
•
Products developed on DPP® platform include oral fluid HIV test approved by FDA in December 2012.   Unique multiplex HIV-Syphilis test will be submitted and undergo US FDA regulatory evaluations in 2014.  Several other products and collaborations in pipeline.

•	Commercial Activities in North America, South America, Europe, Africa and Asia Ongoing to Address Growing Global Market for POCTs
Selected Financial Information
Stock Information
Ticker Symbol: NASDAQ: CEMI
Price 04/30/2014:   $3.070
52 Week High:     $5.321
52 Week Low:   $2.980
Outstanding Shares (MM): 9.47
Market Capitalization (MM): $29.08
Fully Diluted (FD) Shares (MM): 10.24
Management Holding-FD (MM):0.66
Average Daily Vol. (3 Mos):  48,000

Major Beneficial Holders Beneficial Shares Owned (MM)
Lawrence Siebert: 840
Wellington Management Company, LLP: 671
Norman H. Pessin: 450

Balance Sheet Data ($000s)	Dec '14	Dec'13
Cash	$9,087	$9,650
Accts. Receivable	3,370	4,592
Inventories	3,605	3,189
Other Current Assets	1,119	1,100
Total Current Assets	17,181	18,531
Net Fixed Assets	1,872	1,978
Other Assets	4,392	3,978
Total Assets	23,445	24,487
Total Current Liab.	3,268	4,310
Total Other Liab.	-	-
Total Liabilities	3,268	4,310
Stockholders' Equity	20,177	20,177
Total Liabilities & Stockholders' Equity	$23,445	$24,487

See Graphics

Quarter/Year Ended		For the Quarter Ended		For the Years Ended
$(000s	)	Q1'14	Q1'13	2013	2012	2011	2010
Total Revenues		$5,813	$6,678	$29,550	$25,611	$19,388	$16,705
Cost of sales		3,540	3,984	17,249	14,821	9,998	8,604
Gross Profit		2,273	2,694	12,301	10,790	9,390	8,101
		39.1%	40.3%	41.6%	42.1%	48.4%	48.5%
R&D Expense		1,198	1,045	5,834	4,486	4,878	2,586
SG&A Expense		1,458	1,162	5,461	4,852	3,424	2,941
Operating Income (Loss)		(383)	487	1,006	1,452	1,088	2,574
Other Inc. (Expense)		2	(1)	13	(1)	(12)	(15)
Net Income (Loss)		(381)	487	1,019	1,451	1,076	2,559
Inc Tax (Ben.) Prov.		(156)	170	487	509	(5,133)	-
Net Income (Loss)		(225)	317	$532	$942	$6,209	$2,559
Net Income (Loss) - per Share		(0.02)	0.04	$0.06	$0.11	$0.73	$0.29
Wt. Avg. No. Shares (Millions)		9.339	8.063	9.520	8.615	8.556	8.865
Working capital		13,912	80,201	$14,221	$7,630	$6,134	$4,560
Total assets		23,445	17,473	24,487	17,335	15,486	9,086
Total liabilities		3,268	3,213	4,310	3,460	2,991	3,277
Equity		20,177	14,260	20,177	13,875	12,495	5,809

Chembio Diagnostics, Inc.	Investor Relations	Company Contact
3661 Horseblock Road	Vida Strategic Partners	Susan Norcott
Medford, NY 11763	Stephanie C. Diaz	631-924-1135 x125
Ph. 631-924-1135	(415) 675-7401	snorcott@chembio.com
Fax 631-924-2065	sdiaz@vidasp.com
www.chembio.com

PAGE 2 – See Graphics

DPP® Technology
Competitive Advantages For POC Testing

• Improved Sensitivity - enabled by more efficient binding method
• Easier Multiplexing - due to even and direct distribution of sample to multiple test lines
• Enhanced Sample Control - as result of independent sample migration path
• Clearer Results - efficient binding allows for improved functionality of instruments for reading and reporting of qualitative or quantitative results

Chembio's Dual Path Platform (DPP®) Patented in 2007  (see graphic)

Chembio's Lateral Flow Rapid HIV Tests Marketed Exclusively in the USA by Alere North America, Inc.

Executive Officers
John J. Sperzel, President & CEO: 25+ years of leadership in the POC Diagnostics market
Richard J. Larkin, CFO: 25+ years of leadership in Finance and Administration
Sharon Klugewicz, COO: 20+ years of leadership in Operations, Marketing, QA/RA
Javan Esfandiari, Sr. VP R&D: 15+ years developing POC IVD tests and inventor of DPP technology
Michael Steele, VP Sales/Marketing/BD: 20+ years of commercial operations and BD IVD market
Tom Ippolito, VP RA: 20+ years of Quality and Regulatory leadership in IVD and Pharma

Independent Directors
Katherine L. Davis (Chairman) - Former Lieutenant Governor for the State of Indiana
Barbara DeBuono, MD, MPH: former NY Commissioner of Health and RI Director of Health
Peter Kissinger, Ph.D.: founder of numerous biotechnology / biomedical companies
Gary Meller, MD, MBA: broad experience in medical and information technology

Except for the historical information contained herein, the matters discussed in this document are forward-looking statements, the accuracy of which is subject to risks and uncertainties. Please refer to Chembio Diagnostic's Inc. most recent Form 10-K and Forms 10-Q for additional information about the Company and related risks. –May 2014